EXHIBIT 10.11

AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT

      This Amendment No. 3 to Revolving Credit Agreement (“Amendment”) dated as of September 30, 2000 by and among the lenders signatories hereto (“Banks”), Comerica Bank as agent for the Banks (in such capacity, “Agent”), and Meadowbrook Insurance Group, Inc., a Michigan corporation (“Company”).

RECITALS

      A. Company and Banks entered into that certain Revolving Credit Agreement dated as of August 3, 1999, as amended by Amendment No. 1 dated as of March  , 2000 and by an Amendment dated July 28, 2000 (“Agreement”).

      B. The parties desire to amend the Agreement.

      NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

      1. The definition of “Revolving Credit Aggregate Commitment” set forth in Section 1 of the Agreement is amended to read in its entirety as follows:

“ ‘Revolving Credit Aggregate Commitment’ shall mean Forty Eight Million Dollars ($48,000,000) until April 30, 2001 and shall automatically be reduced to Thirty Three Million Dollars ($33,000,000) on April 30, 2001, subject to further reduction or termination under Section 2.8 or 9.2 hereof.”

      2. Schedule 1.2 of the Agreement is deleted and attached Schedule 1.2 substituted therefor. On April 30, 2001 and provided that Company shall have made all payments required on such date under the Agreement as a result of the reduction in the Revolving Credit Aggregate Commitment then the Percentages set forth on Schedule 1.2 under the heading “Alternate Percentages” shall become the Percentages and the payment, if any, made by Company in connection with such reduction in the Revolving Credit Aggregate Commitment shall be made by the Agent to the Banks in a manner that reflects the Alternate Percentages of the Banks in the Indebtedness.

      3. On the date of execution of this Amendment, the amount of the outstanding Advances shall be reallocated among the Banks to reflect the new Percentages and Comerica Bank shall pay to Bank One such principal amount as is required so that Bank One’s outstanding Advances do not exceed its Percentage of the Advances. Such payment shall be deemed to be an Advance by Comerica Bank to Company.

      4. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s powers, have been duly authorized, are not in contravention of law or the terms of the Company’s Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Company set forth in Sections 6.1 through 6.19 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Company set forth in Section 6.20 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

      5. This Amendment shall be effective upon (a) execution hereof by Company, Agent and the Banks and (b) execution by the Guarantors of the attached Acknowledgment.

      6. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent GROUP, INC.	MEADOWBROOK INSURANCE

By:_________________________________ Jon E. Sasinowski	By:______________________________________

Its: Vice President Its:_____________________________

BANKS:	COMERICA BANK

By:_______________________________________ Jon E. Sasinowski

Its: Vice President

BANK ONE

By:_________________________________

Its:_________________________________

ACKNOWLEDGMENT

      The undersigned Guarantors acknowledge the foregoing Amendment No. 3 to Credit Agreement and further acknowledged that the Guaranty dated August 3, 1999 from the Guarantors in favor of the Agent and the Banks remains in full force and effect in accordance with its terms.

MEADOWBROOK, INC., a Michigan corporation

By:____________________________________

Its:____________________________________

MEADOWBROOK OF FLORIDA, INC., a Florida corporation

By:____________________________________

Its:____________________________________

ASSOCIATION SELF INSURANCE SERVICES, INC., an Alabama corporation

By:____________________________________

Its:____________________________________

CREST FINANCIAL CORPORATION, a Nevada corporation

By:____________________________________

Its:____________________________________

SCHEDULE 1.2

Percentages

Comerica Bank	69.44444%

Bank One	30.55556%

Alternate Percentages

Comerica Bank	70.70707%

Bank One	29.29293%

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